Exhibit 99.1

News Release
Media Contact:	Ron Rogers (801) 584-3065 rrogers@myriad.com	Investor Contact:	Scott Gleason (801) 584-1143 sgleason@myriad.com

Myriad Genetics Reports Fiscal Fourth-Quarter and Full-Year 2014 Financial Results

Fiscal 2014 Revenue up 27 Percent and Adjusted Net Income Up 29 Percent

SALT LAKE CITY, UTAH, August 12, 2014 – Myriad Genetics, Inc. (NASDAQ: MYGN) today announced financial results for its fiscal fourth quarter and fiscal year ended June 30, 2014, provided an update on recent business highlights, and provided financial guidance for its fiscal year ending June 30, 2015. Revenue for the fiscal fourth quarter was $188.8 million compared to $174.1 million in the same period of the prior year, an increase of 8.4 percent. Fourth quarter GAAP earnings per diluted share were $0.43, which included $3.8 million in certain non-cash charges, resulting in adjusted earnings per diluted share of $0.48.

“Myriad had an outstanding year as we launched a record three new products and closed a major strategic acquisition. I am exceptionally proud of the Myriad team and their outstanding performance in the face of broad competition,” said Peter D. Meldrum, president and chief executive officer of Myriad. “I am particularly pleased with the rapid acceptance and uptake of our myRisk Hereditary Cancer™ test, with fourth quarter revenues of $27.3 million, an increase of 89 percent as compared to our March 2014 quarter.”

Fiscal Fourth Quarter 2014 Results

•

Molecular diagnostic testing revenue in the fiscal fourth quarter equaled $182.9 million, an increase of 10 percent compared to the fourth quarter of 2013. Our Women’s Health market revenue totaled $81.9 million, an increase of 24 percent over the same period in the prior year. Revenue from our Oncology market was $90.2 million, a decrease of 10 percent over the same period in 2013. The decline in Oncology revenue is attributable to the impact of a non-recurring benefit from celebrity publicity in the fourth quarter of 2013 that resulted in increased testing volume for BRACAnalysis®, the 18 percent reduction in the Medicare reimbursement rate for BRACAnalysis testing and competition.

¡	Revenue from Myriad’s hereditary cancer tests totaled $168.4 million in the fiscal fourth quarter, an increase of 3 percent over the same quarter in the previous year. BRACAnalysis revenue was $107.4 million, Myriad myRisk™ Hereditary Cancer revenue was $27.3 million, BART™ revenue was $18.9 million, and Colaris® and Colaris AP® revenue was $14.8 million.

¡	Revenue from our Vectra DA diagnostic test for rheumatoid arthritis, which we acquired through the Crescendo Bioscience acquisition in February 2014, was $10.8 million in its first full fiscal quarter.

¡	Revenue from Myriad’s other molecular diagnostic tests was $3.6 million, an increase of 15 percent compared to the previous year.

¡	Pharmaceutical and clinical service revenue in the fiscal fourth quarter was $5.9 million compared to $8.0 million in the same period of 2013. The decline is primarily due to the timing of research projects with our pharmaceutical company partners.

•	Operating income was $53.3 million in the fourth quarter; excluding certain non-cash charges, adjusted operating income was $56.2 million. Adjusted operating income declined 15 percent year-over-year primarily due to dilution associated with the recent Crescendo Bioscience acquisition.

•	Net income was $33.6 million and GAAP diluted earnings per share were $0.43 in the fourth fiscal quarter. Adjusted net income, excluding certain non-cash charges, was $37.1 million compared to $44.1 million in the same period of the prior year. Adjusted earnings per share was $0.48 which included an $0.08 per share loss from the recent Crescendo acquisition.

•	During the quarter, the Company repurchased 1.8 million shares or $65.7 million of common stock under its stock repurchase program. Fiscal fourth quarter diluted weighted average shares outstanding were 77.7 million compared to 82.6 million in the same period last year.

•	The Company ended the quarter with $270.6 million in cash, cash equivalents and marketable investment securities compared to $531.0 million at June 30, 2013. The $260.4 million decline in total cash balances is primarily due to the repurchase of $287.7 million worth of company stock over the last four quarters and the acquisition of Crescendo that reduced cash by $245 million.

Fiscal Year 2014 Financial Results

•	Total revenue for fiscal year 2014 was $778.2 million, an increase of 27 percent over the $613.2 million reported for fiscal year 2013.

•	Operating income was $274.4 million for fiscal year 2014; excluding certain non-cash charges, adjusted net operating income was $291.7 million, an increase of 28 percent over the same period in the prior year.

•	Net income was $176.2 million for fiscal year 2014. Adjusted net income, excluding certain non-cash charges, was $189.6 million, an increase of 29 percent over the same period in the prior year.

•	GAAP diluted earnings per share were $2.25 for fiscal year 2014; excluding certain non-cash charges, adjusted diluted earnings per share were $2.43, an increase of 37 percent over the same period in the prior year.

•	During fiscal year 2014, Myriad repurchased 10.4 million shares of common stock for $287.7 million at an average weighted share price of $27.74.

Fourth Quarter Business Highlights

•	Myriad signed a three-year contract with the national Blue Cross and Blue Shield (BCBS) Association establishing pricing for myRisk. Myriad already has had the contract accepted by some of the BCBS member organizations and plans to work to establish acceptance with the other BCBS members.

•	At the annual American Society of Clinical Oncology (ASCO) conference, Myriad presented data demonstrating that both its BRACAnalysis CDx™ and Myriad myChoice™ HRD tests were highly effective at predicting response to platinum-based therapies. In a 160 patient randomized study, myChoice™ HRD accurately predicted response to cisplatin and paclitaxel in triple negative breast cancer patients (P=0.003).

•	Myriad entered into its sixth research collaboration for myChoice HRD with a major pharmaceutical company and plans to launch myChoice HRD this fiscal year.

•	At ASCO, Myriad presented its second major clinical validation study on Myriad myPath™ Melanoma. The clinical study analyzed 437 pigmented lesions across multiple melanoma subtypes, and myPath Melanoma was able to differentiate between benign skin lesions and melanoma with an accuracy of greater than 90 percent.

•	Myriad also presented a health economic model on myPath Melanoma at the Association of Value Based Cancer Care Meeting in May 2014 and a clinical utility study on myPath Melanoma at ASCO in June 2014. These studies demonstrated that myPath Melanoma leads to a 38 percent change in patient medical management and a cost savings of more than $1,500 per patient tested for the healthcare system.

•	At the American Urological Association annual meeting in May, 2014, Myriad presented another major clinical validation study on the Prolaris™ test, which evaluated 800 men diagnosed with prostate cancer and demonstrated that Prolaris was highly accurate at predicting 10-year prostate cancer survival. Patients with a Prolaris score of less than 0 had only a 7 percent risk of dying of prostate cancer within 10 years compared to 59 percent in patients with a Prolaris score greater than 2.

•	A significant study on Vectra® DA, which evaluated the important Swedish Pharmacotherapy data set, was published recently in the Annals of Rheumatic Diseases. The study followed 235 early rheumatoid arthritis patients for one year and found that patients with a high Vectra DA score had a seven-fold risk of disease progression compared to those with a low or moderate Vectra DA score.

•	Myriad was awarded contracts for BRACAnalysis testing in Spain, Italy, and Switzerland and won a Prolaris testing tender in Spain. The Company also gained major EndoPredict customers in Germany and South Korea, which bring the number of major cancer centers using EndoPredict to 25.

Fiscal Year 2015 Financial Guidance

The Company is guiding toward fiscal year 2015 total revenue of $800 to $820 million and adjusted diluted earnings per share of $1.90 to $2.00. Our adjusted EPS excludes approximately $12 million in anticipated non-cash amortization charges related to the acquisition of Crescendo Bioscience, which translates to GAAP EPS guidance of $1.75 to $1.85. These projections are forward looking statements and are subject to the risks summarized in the safe harbor statement at the end of this press release. The Company will provide further detail on its business outlook during the conference call it is holding today to discuss its fiscal 2014 fourth-quarter and full-year financial results.

Conference Call and Webcast

A conference call will be held today, Tuesday, August 12, 2014, at 4:30 p.m. Eastern Time to discuss Myriad’s financial results for the fiscal fourth quarter of 2014. The dial-in number for domestic callers is (800) 707-7427. International callers may dial (416) 352-0001. All callers will be asked to reference reservation number 21728148. An archived replay of the call will be available for seven days by dialing (800) 633-8284 and entering the reservation number above. The conference call also will be available through a live Webcast at www.myriad.com.

About Myriad Genetics

Myriad Genetics is a leading molecular diagnostic company dedicated to making a difference in patients’ lives through the discovery and commercialization of transformative tests to assess a person’s risk of developing disease, guide treatment decisions and assess risk of disease progression and recurrence. Myriad’s molecular diagnostic tests are based on an understanding of the role genes play in human disease and were developed with a commitment to improving an individual’s decision making process for monitoring and treating disease. Myriad is focused on strategic directives to introduce new products, including companion diagnostics, as well as expanding internationally. For more information on how Myriad is making a difference, please visit the Company’s website: www.myriad.com.

Myriad, the Myriad logo, BART, BRACAnalysis, Colaris, Colaris AP, myPath, myRisk, myRisk Hereditary Cancer, myChoice, myPlan, BRACAnalysis CDx, HRD, Vectra DA and Prolaris are trademarks or registered trademarks of Myriad Genetics, Inc. in the United States and foreign countries. MYGN-F, MYGN-G

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the rapid acceptance and uptake of our myRisk Hereditary Cancer test; the planned launch of our myChoice HRD test this fiscal year; the Company’s fiscal year 2015 financial guidance under the caption “Fiscal Year 2015 Financial Guidance”; and the Company’s strategic directives under the caption “About Myriad Genetics”. These “forward-looking statements” are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by forward-looking statements. These risks and uncertainties include, but are not limited to: the risk that sales and profit margins of our existing molecular diagnostic tests and pharmaceutical and clinical services may decline or will not continue to increase at historical rates; risks related to changes in the governmental or private insurers reimbursement levels for our tests or our ability to obtain reimbursement for our new tests at comparable levels to our existing tests; the risk that we may be unable to develop or achieve commercial success for additional molecular diagnostic tests and pharmaceutical and clinical services in a timely manner, or at all; the risk that we may not successfully develop new markets for our molecular diagnostic tests and pharmaceutical and clinical services, including our ability to successfully generate revenue outside the United States; the risk that we may not be successful in transitioning from our existing product portfolio to our new products, such as our myRisk Hereditary Cancer test, which represents the next generation of our existing hereditary cancer franchise; the risk that we may not be able to generate sufficient revenue from our existing tests and our new tests or develop new tests; the risk that licenses to the technology underlying our molecular diagnostic tests and pharmaceutical and clinical services and any future tests are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with manufacturing our products or operating our laboratory testing facilities; risks related to public concern over genetic testing in general or our tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to our ability to obtain new corporate collaborations or licenses and acquire new technologies or businesses on satisfactory terms, if at all; risks related to our ability to successfully integrate and derive benefits from any technologies or businesses that we license or acquire; risks related to increased competition and the development of new competing tests and services; risks related to our projections about the potential market opportunity for our products; the risk that we or our licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying our tests; the risk of patent infringement claims or challenges to the validity of our patents; risks related to changes in intellectual property laws covering our molecular diagnostic tests and pharmaceutical and clinical services and patents or enforcement in the United States and foreign countries, such as the Supreme Court decision in the lawsuit brought against us by the Association for Molecular Pathology et al; risks of new, changing and competitive technologies and regulations in the United States and internationally; and other factors discussed under the heading “Risk Factors” contained in Item 1A in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. All information in this press release is as of the date of the release, and Myriad undertakes no duty to update this information unless required by law.

MYRIAD GENETICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)

(in thousands, except per share amounts)	Three Months Ended		Twelve Months Ended
	Jun. 30, 2014	Jun. 30, 2013	Jun. 30, 2014	Jun. 30, 2013
Molecular diagnostic testing	$182,863	$166,089	$748,198	$582,392
Pharmaceutical and clinical services	5,902	8,027	30,018	30,773

Total revenue	188,765	174,116	778,216	613,165

Costs and expenses:
Cost of molecular diagnostic testing	28,298	18,416	96,140	64,376
Cost of pharmaceutical and clinical services	2,682	3,657	13,061	15,242
Research and development expense	20,187	14,581	67,476	53,706
Selling, general, and administrative expense	84,347	71,545	327,097	251,839

Total costs and expenses	135,514	108,199	503,774	385,163

Operating income	53,251	65,917	274,442	228,002

Other income (expense):
Interest income	207	1,309	5,397	5,497
Other	(908)	1	(1,974)	(223)

Total other income	(701)	1,310	3,423	5,274
Income before income taxes	52,550	67,227	277,865	233,276
Income tax provision (benefit)	18,921	23,153	101,640	86,137

Net income	$33,629	$44,074	176,225	147,139

Earnings per share:
Basic	$0.45	$0.55	$2.33	$1.82
Diluted	$0.43	$0.53	$2.25	$1.77

Weighted average shares outstanding
Basic	74,391	80,166	75,728	80,948
Diluted	77,678	82,639	78,182	83,327

Condensed Consolidated Balance Sheets (Unaudited)

(In thousands)	Jun. 30, 2014	Jun. 30, 2013
Cash, cash equivalents, and marketable investment securities	$270,586	$531,064
Trade receivables, net	81,297	94,333
Other receivables	3,770	2,645
Prepaid expenses	6,921	956
Inventory	23,919	5,007
Tax receivable	13,609	728
Equipment and leasehold improvements, net	34,594	27,602
Note receivable	—	21,667
Other assets	5,000	13,000
Intangibles, net	205,312	13,330
Goodwill	169,181	56,850
Deferred tax assets	9,625	36,639

Total assets	$823,814	$803,821

Accounts payable and accrued liabilities	$79,488	$62,466
Deferred revenue	1,090	2,043
Uncertain tax benefits	24,238	10,718
Stockholders’ equity	718,998	728,594

Total liabilities and stockholders’ equity	$823,814	$803,821

Statement regarding use of non-GAAP financial measures

In this press release, the Company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. The Company’s financial measures under GAAP include substantial one-time charges related to its acquisition of Crescendo Bioscience, Inc. in February 2014 and ongoing amortization expense related to acquired intangible assets that will be recognized over the useful lives of the assets. Management believes that presentation of operating results that excludes these items provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also uses non-GAAP financial measures to establish budgets and to manage the Company’s business. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the attached financial statements.

Following is a description of these adjustments:

•	Acquisition — change of control payments: Represents payments to reward Crescendo employees for efforts that led to and facilitated the completion of the Myriad acquisition. The payout was instituted and approved by Crescendo immediately prior to the close of the acquisition, and was paid for out of the acquisition purchase price. Given the proximity of the change of control payout and the closing of the merger, the change of control expense was recorded in Myriad’s post-acquisition financial results.

•	Acquisition — accelerated share-based compensation: Represents stock-based compensation expense resulting from the accelerated vesting of Crescendo employee options immediately prior to the acquisition that was recorded in Myriad post-acquisition financial results.

•	Acquisition — amortization of intangible assets: Represents recurring amortization charges resulting from the acquisition of intangible assets including developed technology and database rights.

The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Non-GAAP results are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Reconciliation of GAAP to Non-GAAP Financial Measures

for the Three and Twelve Months ended June 30, 2014 and 2013

(Unaudited data in thousands)

	Three Months Ended		Twelve Months Ended
	Jun. 31, 2014	Jun. 31, 2013	Jun. 31, 2014	Jun. 31, 2013
GAAP Cost of molecular diagnostic testing	$28,298	$18,416	$96,140	$64,376
GAAP Cost of pharmaceutical and clinical services	2,682	3,657	13,061	15,242
Acquisition—change of control payments	—	—	(238)	—
Acquisition—accelerated share-based compensation	—	—	(185)	—
Acquisition—amortization of intangible assets	—	—	—	—

Non-GAAP COGS	$30,980	$22,073	$108,778	$79,618

Non-GAAP Gross Margin	84%	87%	86%	87%

GAAP Research and Development	$20,187$	$14,581	$67,476	53,706
Acquisition—change of control payments	—	—	(1,710)	—
Acquisition—accelerated share-based compensation	—	—	(2,075)	—
Acquisition—amortization of intangible assets	(78)	(78)	(313)	(313)

Non-GAAP R&D	$20,109	$14,503	$63,378	$53,393

GAAP Selling, General and Administrative	$84,347	$71,545	$327,097	$251,839
Acquisition—change of control payments	—	—	(3,747)	—
Acquisition—accelerated share-based compensation	—	—	(4,669)	—
Acquisition—amortization of intangible assets	(2,906)	(116)	(4,306)	(464)

Non-GAAP SG&A	$81,441	$71,429	$314,375	$251,375

GAAP Operating Income	$53,251	$65,917	$274,442	$228,002
Acquisition—change of control payments	—	—	5,695	—
Acquisition—accelerated share-based compensation	—	—	6,929	—
Acquisition—amortization of intangible assets	2,984	194	4,619	777

Non-GAAP Operating Income	$56,235	$66,111	$291,685	$228,779

Non-GAAP Operating Margin	30%	38%	37%	37%

GAAP Net Income	$33,629	$44,074	$176,225	$147,139
Acquisition—change of control payments	—	—	5,695	—
Acquisition—accelerated share-based compensation	—	—	6,929	—
Acquisition—amortization of intangible assets	2,984	194	4,619	777
Disposition of business operations	804	—	804	—
Tax benefit associated with non-GAAP adjustments	(289)	—	(4,626)	—

Non-GAAP Net Income	$37,128	$44,268	$189,646	$147,916

GAAP Diluted EPS	$0.43	$0.53	$2.25	$1.77
Non-GAAP Diluted EPS	$0.48	$0.54	$2.43	$1.78

Free Cash Flow Reconciliation

(Unaudited data in thousands)

	Three Months Ended		Twelve Months Ended
	Jun. 31, 2014	Jun. 31, 2013	Jun. 31, 2014	Jun. 31, 2013
GAAP cash flow from operations	$40,933	$63,000	$190,213	$173,866

Capital expenditures	(4,618)	(2,791)	(14,271)	(11,373)

Free cash flow after acquisition related charges	36,315	60,209	175,942	162,493

Acquisition—change in control payments	—	—	5,695	—
Acquisition—accelerated equity compensation	—	—	6,929	—

Free cash flow before acquisition related charges	$36,315	$60,209	$188,566	$162,493

Reconciliation of GAAP to Non-GAAP Fiscal Year 2015 Financial Guidance

The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from guidance set forth below. Some of the factors that could affect the Company’s financial results are stated in the safe harbor statement of this press release. More information on potential factors that could affect the Company’s financial results are included under the heading “Risk Factors” contained in Item 1A in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in the Company’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Fiscal Year 2015
Diluted net income per share
GAAP diluted net income per share	$1.75—$1.85
Acquisition—amortization of intangible assets	0.15

Non-GAAP diluted net income per share	$1.90—$2.00